UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 1, 2023

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	LPTH	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Annual Meeting

As previously disclosed, the Board of Directors (the “Board”) of LightPath Technologies, Inc. (the “Company”), approved the postponement of the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”), originally scheduled for November 16, 2023. On November 30, 2023, the Board rescheduled the date of the Annual Meeting which will be held via virtual platform on January 31, 2024, at 11:00 a.m. Eastern Time. The record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting will be the close of business on December 12, 2023.

The press release announcing the rescheduled date of the Annual Meeting is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Section 205 Petition

On December 1, 2023, the Company filed a petition in the Delaware Court of Chancery (the “Petition”) pursuant to Section 205 of the Delaware General Corporation Law (the “DGCL”), seeking validation of certain prior corporate acts, all of which relate to prior amendments to the Company’s certificate of incorporation. These acts include: (i) the conversion of each issued and outstanding share of the Company’s Common Stock into one share of the Company’s Class A Common Stock, as of October 2, 1995; (ii) the 8 to 1 reverse stock split that occurred on February 28, 2003; (iii) the amendment to the Company’s certificate of incorporation that was filed on March 1, 2016; (iv) the increase in the number of authorized shares of the Company’s Common Stock that occurred on October 30, 2017; and (v) the increase in the number of authorized shares of the Company’s Class A Common Stock that occurred on October 30, 2017.

The Company is seeking validation of the corporate acts identified in the Petition because certain acts may not have been effected in accordance with the DGCL and because of certain prior disclosures made by the Company regarding brokers’ ability to vote uninstructed shares and the effect of broker non-votes. The foregoing description of the Petition is qualified in its entirety by the complete text of the Petition, a copy of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 205 of the DGCL permits the Delaware Court of Chancery, in its discretion, to validate defective corporate acts after considering a variety of factors. No assurances can be made regarding the outcome or timing of the proceedings in respect of the Petition.

At the Annual Meeting, the Company intends to submit for stockholder approval an amendment to its certificate of incorporation to increase the number of authorized shares of the Company’s Common Stock from 50,000,000 to 100,000,000 (the “Authorized Share Increase Amendment”). If the Authorized Share Increase Amendment is approved by the stockholders at the Annual Meeting, the Company will not file such amendment with the Delaware Secretary of State unless the Delaware Court of Chancery grants the relief sought in the Petition.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Privates Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding the outcome of the Company’s proceeding pursuant to Section 205 of the DGCL, the potential impacts of an unsuccessful outcome in such proceeding, the timing and outcome of the submission for stockholder approval of the Authorized Share Increase Amendment and the expected timing of the filing of such amendment by the Company upon approval by the stockholders. The Petition is subject to inherent risks and uncertainties and is beyond the Company’s control and may not result in timely resolution of the uncertainty regarding the validity of the prior corporate acts identified in the Petition, if at all. If the Company is unsuccessful in the Section 205 proceedings, the uncertainty with respect to the corporate acts identified in the Petition could have a material adverse effect on the Company. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “may,” “will,” “intend,” “continue,” “likely,” “anticipate,” “assume,” or similar expressions and the negatives of those terms. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Investors are cautioned not to place undue reliance on the forward-looking statements. All information provided in this Current Report on Form 8-K and in the exhibits is as of the date hereof and is based on then-current expectations and the beliefs and assumptions of management. We undertake no duty to update this information unless required by law.

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Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of LightPath Technologies, Inc., dated December 4, 2023.
99.2	Petition filed by LightPath Technologies, Inc. in the Delaware Court of Chancery on December 1, 2023.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: December 4, 2023	By:	/s/ Albert Miranda
Albert Miranda, Chief Financial Officer

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